Exhibit 21


Subsidiaries of the Company

The following is a list of the Company's subsidiaries as of July 10, 2006:

                                           Country of         Portion of
Name of Significant Subsidiary             Incorporation      Ownership Interest
------------------------------             -------------      ------------------

Eagle Shipping International (USA) LLC     Marshall Islands          100%
Condor Shipping LLC                        Marshall Islands          100%
Hawk Shipping LLC                          Marshall Islands          100%
Falcon Shipping LLC                        Marshall Islands          100%
Harrier Shipping LLC                       Marshall Islands          100%
Osprey Shipping LLC                        Marshall Islands          100%
Kite Shipping LLC                          Marshall Islands          100%
Sparrow Shipping LLC                       Marshall Islands          100%
Griffon Shipping LLC                       Marshall Islands          100%
Shikra Shipping LLC                        Marshall Islands          100%
Peregrine Shipping LLC                     Marshall Islands          100%
Cardinal Shipping LLC                      Marshall Islands          100%
Heron Shipping LLC                         Marshall Islands          100%
Merlin Shipping LLC                        Marshall Islands          100%
Jaeger Shipping LLC                        Marshall Islands          100%
Kestrel Shipping LLC                       Marshall Islands          100%
Tern Shipping LLC                          Marshall Islands          100%
Kittiwake Shipping LLC                     Marshall Islands          100%
Oriole Shipping LLC                        Marshall Islands          100%
Robin Shipping LLC                         Marshall Islands          100%